Exhibit 1.1

BY-LAWS

Current
By-Laws

BY-LAWS

Summary

Table of Contents by Article
Text of the By-Laws

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Table of Contents by Article

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Title I

General Provisions

Article 1.-	Corporate Name

Article 2.-	Duration of the Company

Article 3.-	Registered Office and Branches

Article 4.-	Corporate Purpose

Title II

Share Capital and Shares

Article 5.-	Share Capital

Article 6.-	Provisions Applicable to the Shares

Article 7.-	Capital Calls

Article 8.-	Rights Granted to the Shareholders

Article 9.-	Co-ownership of and in Rem Rights to Shares

Article 10.-	Acquisition by the Company of its Own Shares

Article 11.-	Submission by the Shareholders to the By-Laws and Corporate Resolutions

Title III

 The Company’s Decision-Making Bodies

Article 12.-	Corporate Decision-Making Bodies

SECTION ONE:	GENERAL SHAREHOLDERS’ MEETING

Article 13.-	General Shareholders’ Meeting

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Article 14.-	Powers of the Shareholders Acting at a General Shareholders’ Meeting

Article 15.-	Ordinary and Extraordinary General Shareholders’ Meeting

Article 16.-	Call to the General Shareholders’ Meeting

Article 17.-	Right to Attend. Proxy-granting and Representation

Article 17 bis.-	Remote Attendance by Electronic or Data Transmission Means

Article 18.-	Shareholders’ Right to Receive Information

Article 19.-	Chairmanship of the Meeting and Preparation of the Attendance Roll

Article 20.-	Deliberations and Voting

Article 20 bis.-	Casting of Votes from a Distance prior to the Meeting

Article 21.-	Adoption of Resolutions

Article 22.-	Minutes of the Meeting and Documentation of Resolutions

SECTION TWO:	BOARD-LEVEL ADMINISTRATION OF THE COMPANY

Article 23.-	Structure of Board-Level Administration of the Company

Article 24.-	Composition and Appointment of the Board of Directors

Article 25.-	Requirements for Appointment as Director

Article 26.-	Designation of Positions

Article 27.-	Meetings, Quorum and Adoption of Resolutions by the Board of Directors

Article 28.-	Compensation

Article 29.-	Representation of the Company

Article 30.-	Powers of the Board of Directors

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Article 31.-	Executive Commission

Article 31 bis.-	Audit and Control Committee

Article 32.-	The Chairman

Article 33.-	The General Secretary

Title IV
Annual Financial Statements, Profits and Dividends

Article 34.-	Fiscal Year and Submission of the Annual Financial Statements

Article 35.-	Allocation of Profits/Losses

Title V
Dissolution and Liquidation

Article 36.-	Grounds for Dissolution

Article 37.-	Liquidation of the Company

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Text of the By-Laws

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Title I

General Provisions

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Article 1

Corporate Name

The Company is named “Telefónica, S.A.” and shall be governed by these By-Laws and, as to matters not otherwise contemplated or provided for herein, by the Companies Act [Ley de Sociedades Anónimas] and other legal provisions applicable thereto.
Article 2

Duration of the Company

The duration of the Company shall be indefinite, its operations having commenced on the date of formalization of the notarial instrument of incorporation.  It may only be dissolved upon the grounds and subject to the requirements set forth in Article 36 of these By-Laws.

Article 3

Registered Office and Branches

1. The registered office shall be located in Madrid, at Gran Vía, 28, and the Board of Directors may resolve to relocate it within the municipal area of Madrid in compliance with any applicable legal provisions.

2. The Board of Directors may also resolve to create, terminate or relocate any branches, agencies, delegation offices, local offices or establishments to the extent and in the location it deems fit, even outside of the national territory.

Article 4

Corporate Purpose

1. The purpose of the Company consists of:

a) The provision and operation of all kinds of public or private telecommunications services and, for such purpose, the design, installation, maintenance, repair, improvement, acquisition, disposition, interconnection, management, administration of, and any other activity not included in the preceding enumeration with respect to, all kinds of telecommunications networks, lines,

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satellites, equipment, systems and technical infrastructure, whether now existing or to be created in future, including the premises in which any and all of the foregoing items are located.

b) The provision and operation of all kinds of services that are ancillary or supplemental to or result from telecommunications services.

c) The research and development, promotion and application of all kinds of component principles, equipment and systems directly or indirectly used for telecommunications.

d) Manufacturing and production activities and, in general, all other forms of industrial activity in connection with telecommunications.

e) Acquisition, disposition and, in general, all other forms of commercial activity in connection with telecommunications.

2. All of the activities included in the corporate purpose described in the preceding sub-paragraphs may be carried out both in Spain and abroad and either directly by the Company, in whole or in part, or through the ownership of shares or interests in companies or other legal entities having the same or a similar purpose.

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Title II

 Share Capital and Shares

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Article 5

Share Capital

1. The share capital is 4,563,996,485 euros, represented by 4,563,996,485 ordinary shares in a single series and with a nominal value of one euro each, which have been fully paid up.

2. The shareholders acting at the General Shareholders’ Meeting may, subject to the requirements and within the limits established by law for such purpose, delegate to the Board of Directors the power to increase the share capital.

Article 6

Provisions Applicable to the Shares

1. The shares are represented in book-entry form, and therefore, they shall be governed by securities market regulations and other applicable legal provisions.

2. Modifications to features of shares represented in book-entry form, once formalized in accordance with the provisions of the Companies Act and the Securities Market Act [Ley del Mercado de Valores], shall be published in the Official Bulletin of the Commercial Registry [Boletín Oficial del Registro Mercantil] and in one of the newspapers of wider circulation in Madrid.

3. The Company shall acknowledge as a shareholder such party as appears entitled thereto in the entries of the corresponding book-entry registries.

Article 7

Capital Calls

1. Capital calls shall be paid within the period that is established, within legal limits, by the Board of Directors.

2. In the case of arrears in the payment of capital calls, the delinquent shareholder shall be subject to the effects provided for under Law.  In the event of a transfer of shares that have not been fully paid up, the transferee of any such shares and all prior transferors shall be jointly and severally liable.

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Article 8

Rights Granted to the Shareholders

1. All shares confer upon the rightful holders thereof the status of shareholder and vest such holders with the rights granted by Law and by these By-Laws.

2. Subject to the provisions of Law, and except in such cases as are set forth therein, a shareholder shall have at least the following rights:

a) The right to share in the distribution of corporate profits and in the remaining assets upon liquidation.

b) The right of pre-emptive subscription in the event of the issuance of new shares or of convertible debentures.

c) The right to attend and vote at General Shareholders’ Meetings under such terms as are set forth in these By-Laws and, if applicable, to challenge corporate resolutions.

d) The right to receive information regarding the status and situation of the Company.

3. Notwithstanding the foregoing, the Company may issue non-voting shares under the conditions and subject to the limits and requirements established by Law.

Article 9

Co-ownership of and in Rem Rights to Shares

1. The shares are indivisible.  Co-owners of a share must designate a single person for the exercise of shareholder rights, and shall be jointly and severally liable to the Company for all obligations arising from their status as shareholders.  The same rule shall apply to other cases of co-ownership of rights to the shares.

2. In the case of beneficial ownership of shares [usufructo de acciones], shareholder status shall vest in the bare owner, but the beneficial owner shall be entitled, in all cases, to the dividends issued by the Company during the period of beneficial ownership.

3. In the case of a pledge of shares, the exercise of shareholder rights shall belong to the owner thereof, and the pledgee shall have the duty to facilitate the exercise of such rights.

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Article 10

Acquisition by the Company of its Own Shares

The Company may only acquire its own shares in the manner, with the funds and for the purposes established by applicable legislation.

Article 11

Submission by the Shareholders to the By-Laws and Corporate Resolutions

Ownership of one or more shares entails acceptance of and absolute compliance with the Company’s By-Laws and Regulations, the resolutions adopted by the shareholders at the General Shareholders’ Meeting and the resolutions of the Board of Directors and of the Executive Commission regarding matters within their respective areas of authority and adopted within the scope of their powers and in due form.

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Title III

 The Company’s
Decision-Making Bodies

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Article 12

Corporate Decision-Making Bodies

The Company shall be governed and managed by the following bodies, under such terms and conditions as are set forth below in these By-Laws:

a) The General Shareholders’ Meeting.

b) The Board of Directors.

c) The Executive Commission; and

d) The Chairman [Presidente] and the Chief Executive Officers [Consejeros Delegados], if any, that have been appointed by such Board from among its members.

SECTION ONE
GENERAL SHAREHOLDERS’ MEETING

Article 13

General Shareholders’ Meeting

1. The shareholders acting at a General Shareholders’ Meeting constitute the highest deliberative body through which the corporate will is expressed.

2. The shareholders, meeting at a General Shareholders’ Meeting that has been legally and validly convened, shall decide by majority vote on the matters that may properly come before a General Shareholders’ Meeting.

3. All shareholders, including dissenting shareholders and those who have not participated in the Meeting, shall be bound by the resolutions adopted at a General Shareholders’ Meeting, without prejudice to the right of any shareholder to challenge such resolutions in the cases and subject to the requirements established by Law.

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Article 14

Powers of the Shareholders Acting at a General Shareholders’ Meeting

The shareholders acting at a General Shareholders’ Meeting shall decide on the matters assigned thereto by Law or these By-Laws and, in particular, regarding the following:

1)	Appointment and removal of Directors.

2)	Appointment of Auditors.

3)	Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

4)	Increase and reduction of share capital.

5)	Issuance of Debentures.

6)	Amendment of the By-Laws.

7)	Dissolution, merger, split-off and transformation of the Company.

8)	The transformation of the Company into a holding company, through “subsidiarization” or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

9)	The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose.

10)	Transactions the effect of which is tantamount to liquidating the Company.

11)	Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting.

Article 15

Ordinary and Extraordinary General Shareholders’ Meeting

1. The shareholders acting at an Ordinary General Shareholders’ Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order to review corporate management, approve, if appropriate, the financial statements for the prior fiscal year and decide on the allocation of

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profits/losses.  Resolutions may also be adopted regarding any other matter properly coming before the General Shareholders’ Meeting as set forth in Article 14 above, provided that such matter appears on the Agenda and a quorum for the Meeting has been established with the presence of such stock as is required by Law.

The Ordinary General Shareholders’ Meeting shall be valid even if it has been called or is held beyond the applicable deadline.

2. Any Meeting other than as provided for in the preceding paragraph shall be deemed an extraordinary General Shareholders’ Meeting and shall be held at any time of the year, provided that the Board of Directors deems it appropriate.

3. In addition, an extraordinary General Shareholders’ Meeting shall be held when so requested in writing by the holders of at least five percent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall have a maximum period of fifteen days, to be computed from the date of the notarially-recorded request for such call, within which to call the Meeting with such minimum advance notice as is required by Law. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request.

4. At all General Shareholders’ Meetings, whether ordinary or extraordinary, which have been duly called, a quorum shall be validly established as required by applicable law in each case, taking into account the matters included in the Agenda.

Article 16

Call to the General Shareholders’ Meeting

1. The General Shareholders’ Meeting shall be called through a notice published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in the province where the Company’s registered office is located, as much in advance of the date set for the Meeting as is at a minimum required by Law.

2. The notices shall contain all the statements required by Law in each case and, in any event, shall set forth the date, place and time of the Meeting upon first call and all the matters to be dealt with thereat.  The notice may also set forth the date on which the Meeting shall, if applicable, be held upon second call.

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3. The shareholders acting at General Shareholders’ Meetings may not deliberate on or discuss matters that are not included in the Agenda.

4. Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda.  This right must be exercised by means of duly authenticated notice that must be received at the Company’s registered office within five days of the publication of the call to meeting.

The supplement to the call to meeting must be published in compliance with the legal requirements and as much in advance as is provided by Law.

Article 17

Right to Attend. Proxy-granting and Representation

1. The right to attend General Shareholders’ Meetings shall accrue to the holders of at least that number of shares representing a nominal value of not less than 300 euros, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders’ Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the entities participating in the institution that manages such book-entry registry or in any other manner permitted under applicable Legislation.

Without prejudice to the foregoing, holders of a lesser number of shares may at all times grant a proxy in respect thereof to a shareholder having the right to attend the Meeting, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted to one of such shareholders.  The grouping must be carried out specifically for each Meeting and be recorded on any written medium.

2. Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by any other person, even if not a shareholder.  For such purpose, the shareholder being represented shall comply with the requirements and formalities established under Law.

The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers allowed by Law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum

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indispensable requirements, and so long as the lack thereof cannot be cured.

3. The Members of the Board of Directors must attend the General Shareholders’ Meetings, except when unable to do so upon duly justified grounds.  Senior Executive Officers, Experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Board of Directors.

4. Proxy representation must be granted in writing (in paper or electronic form) and specifically for each Meeting.

A proxy is always revocable.  Attendance at the Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof.  A proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice.

Without prejudice to the provisions of Section 108 of the Companies Act, a proxy must be granted pursuant to the provisions of Section 106.2 of such Act.

5. When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by sending to the Company the duly signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

6. A proxy granted or notified by mail or electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website.  In the above-mentioned resolution, the Board of Directors shall specify the conditions governing proxy-granting by mail or electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, describe in detail the representation granted and the identity of the shareholder granting the proxy, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy, under such terms as are established by the Board of Directors by resolution adopted for such purpose, such that this system of representation may adequately guarantee the authenticity and identity of the shareholder granting the proxy.

7. In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call.  In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

8. Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of paragraph 5 of Article 20 bis below.

9. A proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting because it is so permitted by Law.

Article 17 bis

Remote Attendance by Electronic or Data Transmission Means

Remote attendance at the Meeting by means of data transmission and simultaneously, and electronic voting from a distance during the holding of the Meeting, may be admitted if so provided by the Regulations for the General Shareholders’ Meeting, subject to the requirements set forth therein.

In this case, the Regulations for the General Shareholders’ Meeting may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow, with adequate guarantees, for remote attendance at the Meeting by means of data transmission and simultaneously and electronic voting from a distance during the holding of the meeting.  In addition, the Regulations for the General Shareholders’ Meeting may entrust the Board of Directors with the regulation, subject to the provisions of Law, the By-Laws and the Regulations for the General Shareholders’ Meeting, of all the required procedural aspects, including, among other issues, how much in advance, at a minimum, the connection must be established for the shareholder to be deemed present, the procedure and applicable rules for the shareholders attending from a distance to be able to exercise their rights, the identification requirements to be satisfied by remote

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attendees and the impact thereof on the system for preparing the attendance rolls.

Article 18

Shareholders’ Right to Receive Information

1. From the time of publication of the notice of the call to a General Shareholders’ Meeting through the seventh day prior to the date set for the holding thereof upon first call, any shareholder may submit a written request to the Board of Directors of the Company for such information or clarifications as it deems are required, or ask written questions it deems are pertinent, regarding the matters included in the Agenda for the Meeting that has been published in the notice of call thereto, or regarding information accessible to the public that the Company has provided to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] since the holding of the immediately prior General Shareholders’ Meeting.

The Board of Directors shall be required to provide in writing, until the day when the General Shareholders’ Meeting is held, the requested information or clarifications, as well as to respond in writing to the questions asked.  The answers to the questions and to the requests for information shall be channeled through the Secretary of the Board of Directors and provided by any member thereof or by any person expressly authorized by the Board of Directors to that end.

2. The notice of the call to the Ordinary General Shareholders’ Meeting shall state that any shareholder may obtain from the Company, immediately and without charge at the registered office, a copy of the documents that will be submitted to the shareholders for approval and the Auditors’ report.

3. When the shareholders acting at the General Shareholders’ Meeting are to deal with an amendment to the By-Laws, the notice of the call to meeting shall set forth, in addition to the statements required by Law in each case, the right of all shareholders to examine at the registered office the full text of the proposed amendment and of the report thereon and to request that such documents be delivered or sent to them without charge.

4. In cases of increase or reduction in share capital, issuance of convertible debentures, merger or split-off of the Company, the information required by Law in connection with such cases shall be made available.

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5. During the course of the General Shareholders’ Meeting, the shareholders of the Company may verbally request such information or clarifications as they deem appropriate regarding the matters contained in the agenda.  In the event that it is not possible to satisfy the shareholder’s right at that time, the Directors shall provide such information in writing within seven days of the close of the Meeting.

6. The Directors shall have the duty to provide the information requested in reliance upon the preceding paragraphs 1 and 5, except in those cases in which it is legally inadmissible and, in particular, when, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests.  This latter exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

Answers to shareholders who attend the General Shareholders’ Meeting from a distance by means of data transmission and simultaneously and who exercise their right to receive information through this procedure shall be provided, if applicable, in writing, within seven days following the Meeting.

Article 19

Chairmanship of the Meeting and Preparation of the Attendance Roll

1. The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders’ Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest.  The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the Meeting, and in the absence of both, the position of Chairman of the Meeting shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

2. The Presiding Committee [Mesa] of the General Shareholders’ Meeting shall be composed of the Chairman, the Secretary for the General Shareholders’ Meeting and the members of the Board of Directors who attend the Meeting.

3. Once the Presiding Committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared by the Secretary for the Meeting which sets forth the nature or representation

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of each attendee and the number of their own or other shareholders’ shares present.

At the end of the roll, there shall be a determination of the number of shareholders present in person –separately including those who voted from a distance– or by proxy, as well as the amount of capital they own, specifying the capital held by shareholders with the right to vote.

If the attendance roll does not appear at the beginning of the minutes of the General Shareholders’ Meeting, it shall be attached thereto as an annex signed by the Secretary with the approval of the Chairman.

The attendance roll may also be made up of an index file or be prepared in electronic form.  In such cases, the medium used shall be set forth in the minutes themselves, and the sealed cover of the index file or electronic medium shall show the appropriate identification procedure signed by the Secretary with the approval of the Chairman.

4. Once the roll has been prepared, the Chairman shall state whether or not the requirements for the valid constitution of the Meeting have been met.  Any questions or claims arising with respect to these matters shall be resolved by the inspectors and the Secretary.  Immediately thereafter, if appropriate, the Chairman shall declare the Meeting to be validly convened.

Article 20

Deliberations and Voting

1. The Chairman shall: direct the meeting such that deliberations are carried out pursuant to the Agenda and shall resolve any questions that may arise in connection with the contents thereof; grant the floor, at the time he deems fit, to the shareholders who request it, with the power to take the floor away when he deems that a matter has been sufficiently debated, or that the progress of the meeting is being hindered, or that the matter in question is not included in the Agenda; indicate the time for voting on the resolutions and announce the results of the vote.

2. Proposed resolutions shall be voted in accordance with the voting calculation system established in the Regulations for the General Shareholders’ Meeting.

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Article 20 bis

Casting of Votes from a Distance prior to the Meeting

1. Without prejudice to the provisions of Article 17 bis, and therefore, independently of the possibility of remote attendance by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders’ Meeting by postal delivery or correspondence or by electronic communication.

2. Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

3. Votes by electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website.  In the above-mentioned resolution, the Board of Directors shall specify the conditions governing distance voting by electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance card in electronic form and to set his recognized electronic signature in the communication.  The Board of Directors may also accept, by means of a resolution previously adopted for such purpose, another type of electronic signature that provides adequate guarantees of authenticity and identification of the shareholder casting the vote.

4. In order to be deemed valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call.  In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

5. The Board of Directors may elaborate on and supplement the distance voting and proxy-granting provisions set forth in these By-Laws and in the Regulations for the General Shareholders’ Meeting of the Company by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of

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votes and the grant of proxies by means of long-distance communication.

In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 17.1 of the By-Laws.  The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company’s website.

6. Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders’ Meeting in question.  Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

7. The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice.

Article 21

Adoption of Resolutions

1. The shareholders acting at a General Shareholders’ Meeting shall adopt their resolutions with the majorities of votes required by Law, cast by the shareholders present in person or by proxy.

2. Each share whose holder is present at the General Shareholders’ Meeting in person or by proxy shall give the right to one vote, except in the case of non-voting shares, subject to the provisions of Law.

Notwithstanding the provisions of the preceding paragraph, no shareholder may cast a number of votes in excess of 10 percent of the total voting capital existing at any time, regardless of the number of shares held by such shareholder.

In determining the maximum number of votes that each shareholder may cast, only the shares held by each such shareholder shall be computed, and those held by other shareholders that have granted their proxy to the first-mentioned shareholder shall not be computed,

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without prejudice to the application of the aforementioned limit of 10 percent to each of the shareholders that have granted a proxy.

The limitation established in the preceding paragraphs shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholder companies belonging to the same group of entities, as well as to the maximum number of votes that may be cast by an individual or corporate shareholder and the entity or entities that are shareholders themselves and which are directly or indirectly controlled by such individual or corporate shareholder.

For purposes of the provisions contained in the preceding paragraph, the provisions of Section 4 of the current Securities Market Act of July 28, 1998 shall apply in order to decide whether or not a group of entities exists and to examine the situations of control indicated above.

Without prejudice to the limitations upon the right to vote described above, all shares present at the Meeting shall be computed for purposes of determining the existence of a quorum in constituting the Meeting, provided, however, that the 10-percent limit on the number of votes established in this article shall apply to such shares at the time of voting.
Article 22

Minutes of the Meeting and Documentation of Resolutions

1. The deliberations and resolutions adopted by the shareholders at the General Shareholders’ Meeting shall be recorded in Minutes containing at least all of the information required by Law and the Regulations of the Commercial Registry.  Once the Minutes have been approved in the manner provided by Law, they shall be written down or transcribed in the Minute Book and shall be signed by the Secretary, with the approval of the Chairman, or by the persons who have acted as such at the Meeting.

2. The Minutes approved by any of the means provided for by Law shall have binding force starting on the date of approval thereof.

3. The total or partial Certificates that may be required as evidence of the resolutions approved at the General Shareholders’ Meeting shall be issued and signed by the Secretary with the approval of the Chairman, or by the persons who have acted at such at the meeting in question.

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4. The Directors may require that a Notary attend the Meeting and prepare the minutes thereof, and shall have a duty to do so when it is so requested by shareholders representing at least one percent of the share capital, five days in advance of the date set for the Meeting.  Notarial fees shall be borne by the Company.  The notarized Minutes shall be deemed to be the Minutes of the Meeting.

5. Any shareholder may obtain, at any time, certification of the resolutions and the Minutes of the General Shareholders’ Meetings.

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SECTION TWO
BOARD-LEVEL ADMINISTRATION OF THE COMPANY

Article 23

Structure of Board-Level Administration of the Company

1. The board-level administration of the Company is vested in the Board of Directors, the Chairman thereof, the Executive Commission, and one or more Chief Executive Officers, if any.

2. Each of these bodies shall have the powers set forth in these By-Laws, without prejudice to the provisions of Law.

Article 24

Composition and Appointment of the Board of Directors

1. The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

2. Directors shall serve in their position for a maximum period of five years.  They may be re-elected one or more times to terms of the same maximum duration.

3. The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting.

Article 25

Requirements for Appointment as Director

1. No person may be appointed as Director unless they have held, for more than three years prior to their appointment, a number of shares of the Company representing a nominal value of at least 3,000 euros, which shares the Director may not transfer while in office.

These requirements shall not apply to those persons who, at the time of their appointment, are related to the Company under an employment or professional relationship, or when the Board of

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Directors resolves to waive such requirements with the favorable vote of at least 85 percent of its members.

2. The position of Director of the Company may only be held by persons of legal age who are not affected by the prohibitions or circumstances of incompatibility provided for in applicable legislation.

Article 26

Designation of Positions

1. The Board of Directors shall elect from among the Directors a Chairman and one or more Vice Chairmen, who shall replace the Chairman by delegation of powers or in the event of absence or sickness thereof and, in general, in all such cases, in the performance of such duties or in the exercise of such powers as the Board or the Chairman deems fit.

2. The Board may delegate such duties as it deems appropriate to one or more Directors pursuant to applicable legislation then in effect.

3. Furthermore, the Board shall elect the persons who are to hold such management positions in the Company as it deems necessary for the operation thereof, as well as a Secretary and as many Deputy Secretaries as it deems are needed.

4. In order for a Director to be appointed Chairman, Vice Chairman, Chief Executive Officer or member of the Executive Commission, it shall be necessary for such Director to have served on the Board for at least three years immediately prior to any such appointment.  However, such length of service shall not be required if the appointment is made with the favorable vote of at least 85 percent of the members of the Board of Directors.

Article 27

Meetings, Quorum and Adoption of Resolutions by the Board of Directors

1. The Board of Directors shall regularly meet once a month, following a call to meeting.  The Board shall meet at the principal office or at the place or places designated by the Chairman.

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2. The Board shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such.  It shall also meet at the request of at least three Directors.

3. All Directors who are absent may grant a proxy by letter to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers. The Director granting the proxy shall endeavor, to the extent possible, to include voting instructions in the letter of proxy.

4. A meeting of the Board may be held in several rooms simultaneously so long as real-time interactivity or intercommunication among them is ensured by audiovisual means or by telephone, such that the unity of the act is also ensured.

5. The Board of Directors shall endeavor, to the extent possible, that absences from Board meetings are kept to an absolute minimum. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders’ Meeting.

6. In order for resolutions of the Board to be valid, one-half plus one of all the Directors in office must be in attendance, in person or by proxy; if there is an odd number of Directors in office, the number of Directors present in person or by proxy must be greater than the number of Directors who are absent.

7. Resolutions shall in all cases be adopted by a majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the Law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

8. Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.

9. The deliberations and resolutions of the Board shall be recorded in Minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question.  The Minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders’ Meeting.  In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book.

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Article 28

Compensation

1. Directors’ compensation shall consist of a fixed and specific monthly remuneration and of fees for attending meetings of the Board of Directors and the executive and advisory Committees thereof.  The compensation amount that the Company may pay to all of its Directors as remuneration and attendance fees shall be fixed by the shareholders at the General Shareholders’ Meeting, which amount shall remain unchanged until and unless the shareholders decide to modify it.  The Board of Directors shall determine the exact amount to be paid within such limit and the distribution thereof among the Directors.

2. In addition, independently of the compensation established in the preceding paragraph, provision is hereby made for the establishment of Director compensation systems that are linked to the listing price of the shares or that entail the delivery of shares or of stock options.  The application of such compensation systems must be approved by the shareholders at the General Shareholders’ Meeting, who shall determine the value of the shares to be taken as a reference, the number of shares to be delivered to each Director, the exercise price of stock options, the duration of such compensation system and other conditions they deem appropriate.

3. The compensation provided for in the preceding paragraphs, deriving from membership on the Board of Directors, shall be compatible with other professional or employment compensation accruing to the Directors by reason of any executive or advisory duties that they perform for the Company –other than the supervision and collective decision-making duties inherent in their capacity as Directors–, which shall be subject to the legal provisions applicable thereto.

4. In order to give due transparency to the compensation payable to Directors in their capacity as such, the Notes to the Financial Statements shall set forth the compensation corresponding to each position or office on the Board and the Committees thereof (Chairman, Vice Chairman, Member).  The compensation payable to executive Directors for reasons other than those provided for in paragraph 1 of this article shall be reflected as an aggregate figure, but shall include a breakdown of the different compensation items.

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Article 29

Representation of the Company

1. Representation of the Company both in and out of court shall be the purview of the Board of Directors, its Chairman, the Executive Commission, and the Chief Executive Officers, if any.

2. The Board of Directors and the Executive Commission shall have the power to represent the Company by acting collectively.  The resolutions of the Board of Directors or of the Executive Commission shall be carried out by its Chairman, the Vice Chairman, the Director, if any, designated in the resolution, or the Secretary, any of whom may act individually.

3. The Chairman of the Board of Directors and the Chief Executive Officers shall have the power to represent the Company by acting individually.

Article 30

Powers of the Board of Directors

1. Pursuant to the provisions of Law and these By-Laws, the Board of Directors is the highest Body entrusted with the administration and representation of the Company, and therefore has the power to carry out, within the scope of the corporate purpose defined in the By-Laws, any acts or legal transactions by way of administration or disposition, upon any legal title, except for those which fall within the scope of the powers exclusively granted by Law or the By-Laws to the shareholders acting at the General Shareholders’ Meeting.

2. The Board of Directors sitting as a full body shall approve the general policies and strategies of the Company, under such terms as are set forth in the Regulations of the Board of Directors.

Article 31

Executive Commission

1. The Board of Directors may, subject to applicable legal provisions, delegate its powers and authority to an Executive Commission, consisting of three to ten Directors, which shall be created or dissolved at the pleasure of the Board of Directors.

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2. Once appointed, such Commission shall establish regulations to govern its activities and shall meet on the dates and under the conditions that the Commission itself determines. The Chairman and Vice Chairmen, if any, and the Secretary and Deputy Secretaries, if any, of the Executive Commission shall be the persons who serve as such on the Board of Directors.

3. Any vacancies that occur within the Executive Commission shall be filled on a final basis by the Board of Directors and on an interim basis by the Executive Commission itself until the Board of Directors holds a valid meeting under the By-Laws.

4. The provisions set forth with respect to the Board of Directors from the third to the last paragraph, both inclusive, of Article 27 of these By-Laws shall likewise apply, to the extent appropriate, to the Executive Commission.

Article 31 bis

Audit and Control Committee

1. An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of a minimum of three Directors and a maximum of five, to be appointed by the Board of Directors.  All of the members of such Committee shall be external Directors.

2.  The Chairman of the Audit and Control Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

3. The Audit and Control Committee shall have the following powers, at a minimum:

(i)
to report, through its Chairman, to the shareholders at the General Shareholders’ Meeting regarding matters raised therein by the shareholders in connection with the matters for which the Committee is responsible;

(ii)
to propose to the Board of Directors, for subsequent submission to the shareholders at the General Shareholders’ Meeting, the appointment of the Auditor referred to in Section 204 of the Companies Act, as well as, if appropriate, the terms and

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conditions for hiring such Auditor, the scope of its professional duties and the revocation of its appointment or its re-appointment;

(iii)	to monitor the internal audit services;

(iv)	to know the process for gathering financial information and the internal control systems;

(v)
to interact with the Auditor in order to receive information regarding matters that may jeopardize the Auditor’s independence and any other matters relating to the conduct of audits of the financial statements, as well as to receive information and maintain with the Auditor such communication as is provided for in legislation governing audits of financial statements and in technical auditing regulations; and

(vi)	any other powers granted under the Regulations of the Board of Directors.

4. The Committee shall meet at least once every quarter and as many times as is appropriate, following a call to meeting by the Chairman.

5. A quorum shall validly exist at meetings of the Audit and Control Committee with the presence, in person or by proxy, of at least one-half of its members, and resolutions shall be adopted by majority of votes present.  In the event of a tie, the Chairman shall have the tie-breaking vote.

6. The Board of Directors may further elaborate upon and supplement the foregoing rules in its own Regulations, pursuant to the provisions of these By-Laws and the Law.

Article 32

The Chairman

1. The Chairman of the Board of Directors shall be deemed the Chairman of the Company and of all of the shareholder- and board-level decision-making bodies thereof.  The Chairman has the power to implement the resolutions of the Board and of the Executive Commission, which bodies he permanently represents with the broadest powers, being authorized, in urgent cases, to adopt such measures as he deems advisable in furtherance of the interests of the Company.

2. In particular, the Chairman of the Board of Directors has the following powers:

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1) To represent the Company in its relationships with the Government, with the Spanish, foreign and supranational Administrative Services and Public Corporations and with all kinds of individuals and legal entities in furtherance of the corporate purpose and such other goals as are directly related thereto.  In such capacity, he shall be the authorized signatory for the Company and shall approve such writings, reports and letters as he deems conducive to the achievement of such purpose.

2) To represent the Company in the execution of all kinds of acts or contracts, subject to the authorization or approval of the Board of Directors or of the Executive Commission, if applicable.

3) To represent the Company as plaintiff, defendant, joint litigant, criminal complainant or in any other capacity at all kinds of Courts and Tribunals and arbitration bodies and institutions, for which purpose he may authorize the granting of any appropriate powers of attorney to the Court Representatives, Lawyers or agents who are to act on behalf of the Company.

4) To call and chair the ordinary and extraordinary General Shareholders’ Meetings and the meetings of the Board of Directors and of the Executive Commission and to direct the deliberations thereat, ensuring that the debate is conducted in an orderly fashion and that resolutions are properly recorded.

5) To carry out, formalize and, if applicable, convert into a public instrument the resolutions adopted by the shareholders at the General Shareholders' Meeting, by the Board of Directors and by the Executive Commission within the scope of the special powers granted thereto in these By-Laws.

6) To adopt, in such urgent cases that there is no time to hold a General Shareholders’ Meeting or a meeting of the Board of Directors or of the Executive Commission, any measures that are indispensable to safeguard the corporate interests, with the duty to call forthwith a meeting of such corporate decision-making bodies in order to report to them for the purposes set forth in number 5 above.

7) To propose to the Board of Directors, or to the Executive Commission, if applicable, the organization of the services that are to be provided by the Company, in order for such services to be rendered as fully and adequately as possible, as well as the adoption of general or specific measures that he deems conducive to such end.

8) To develop initiatives in connection with the study, implementation or improvement of businesses included in those that the Company may carry out and submit such initiatives to the

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decision of the Board of Directors or of the Executive Commission, as the case may be.

9) To carry out, either directly or through his designees, the overall supervision of all services and divisions of the Company and propose, as a result, such measures as are indispensable to avoid defects, unnecessary expenses, and instances of abuse or damage.

10) To authorize, either directly or through a designee to whom he delegates such power, the appointment of senior executive officers and employees, the compliance with which requirement shall be indispensable for them to take office and for remuneration to accrue in their favor.

11) To adopt such measures as he deems are required to keep order in the services and discipline among the employees, with the power to impose, if necessary, any indispensable sanctions authorized for such purpose by internal regulations.

Article 33

The General Secretary

1. The General Secretary shall be responsible for the custody of the Archives, the Minute Books and any documents, receipts and supporting records that may be of interest to the Company.

2. In addition, in his capacity as Secretary of the Board of Directors and of the Executive Commission, he shall draw up the Minutes of the General Shareholders’ Meetings and of the meetings of the Board of Directors and the Executive Commission, which shall be signed by him and approved by the Chairman.  He shall also be responsible for issuing, subject to the legal requirements applicable to each case, the Certifications of Minutes or of other documents that must be authorized in order to fulfill the corporate purposes or at the request of a party with a legitimate interest, as well as for converting the corporate resolutions into public instruments.

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Title IV

 Annual Financial Statements, Profits and Dividends

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Article 34

Fiscal Year and Submission of the Annual Financial Statements

1. The fiscal year shall commence on January 1 and shall end on December 31 of each year.

2. Within three months following the end of the fiscal year, the Board of Directors shall prepare, in compliance with the provisions of applicable legislation, the annual financial statements, the management report and the proposed allocation of corporate profits/losses.

3. The annual financial statements –which consist of the Balance Sheet, the Profit and Loss Statement and the Notes– as well as the Management Report, shall be subject to verification as provided by Law and thereafter submitted for approval by the shareholders at the General Shareholders’ Meeting, who shall decide on the allocation of the profits/losses for the Fiscal Year based on the approved Balance Sheet.

4. The provisions of this article shall apply, to the extent appropriate and if at all, to the consolidated annual financial statements and the consolidated management report.

Article 35

Allocation of Profits/Losses

1. The shareholders acting at the General Shareholders’ Meeting shall decide on the allocation of the profits/losses for the Fiscal Year based on the approved Balance Sheet.

2. Once such payments as are provided for by Law or these By-Laws have been made, dividends may only be distributed with a charge against the profits for the Fiscal Year or against unrestricted reserves, if the net book value of the shareholders’ equity is not, or does not become as a result of the distribution, less than that of the share capital.

3. Dividends shall be distributed to ordinary shareholders in proportion to the capital paid by them.

4. The shareholders acting at the General Shareholders’ Meeting may decide that dividends, or the share premium, be paid in kind, provided that the assets or securities to be distributed are homogeneous and are

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admitted to trading on an official Market at the time the distribution resolution becomes effective. This latter requirement shall be deemed to have been met when the Company provides adequate guarantees of liquidity.

The rule set forth in the preceding paragraph shall likewise apply to the return of contributions in the event of a reduction in share capital.

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Title V

Dissolution and Liquidation

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Article 36

Grounds for Dissolution

The Company shall be dissolved upon any of the grounds set forth in Section 260 of the Companies Act.

Article 37

Liquidation of the Company

1. The liquidation of the Company shall be carried out by the Board of Directors that is in office at the time of dissolution, so long as there is an odd number of Directors sitting on the Board.  Otherwise, all of the members of the Board except for the most recently appointed Director shall act as Liquidators.

2. The liquidation of the Company shall be carried out in compliance with the legal provisions in effect at the time it occurs.